Exhibit 99.1

PRESS RELEASE

1155 Valley Street, Suite 400, Seattle, Washington 98109-4426 • Telephone: (206) 624-8100 Fax: (206) 624-1645

Investor and Analyst Contact:	Release Number: 04-20

Harrell Beck

Dev Ghose

Shurgard Storage Centers, Inc.

(206) 652-3733

Media Contact

Broadgate Consultants, Inc.

(212) 232-2222

FOR IMMEDIATE RELEASE

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION INTO OR IN AUSTRALIA, CANADA OR JAPAN. THIS RELEASE IS FOR INFORMATION PURPOSES ONLY AND DOES NOT CONSTITUTE AN OFFER, OR AN ADVERTISEMENT OF AN OFFER, OF SECURITIES IN THE UNITED STATES OR IN ANY OTHER JURISDICTION.

SHURGARD ANNOUNCES PRICING OF €325 MILLION EUROBOND OFFERING

SEATTLE – October 13, 2004 - Shurgard Storage Centers, Inc. (NYSE:SHU), a leading global self-storage real estate investment trust (REIT), announced today the pricing of a €325 million floating rate investment grade euro bond offering ($400 million). The issuer of the Eurobonds, Self-Storage Securitisation B.V., will loan the proceeds of the bonds to Shurgard Self Storage SCA (“Shurgard Europe”), Shurgard’s European subsidiary. Proceeds will be used for repayment of Shurgard Europe’s outstanding indebtedness of €310 million ($382 million) and for general corporate purposes.

The seven year non-amortizing bonds have been rated by S&P and Fitch. A total of €235 million bonds have been rated AAA/AA and priced at 0.35% over 3-month Euribor. The A tranche of €40 million has been priced at 0.75% over 3-month Euribor, while the junior BBB tranche of €50 million is priced at 1.1% over 3-month Euribor. The bond proceeds will be loaned on to Shurgard Europe at the same blended rate. The bonds are secured by certain Shurgard Europe self-storage center assets and will be listed on the Dublin Stock Exchange. Closing is scheduled for October 15, 2004, subject to customary closing conditions.

Shurgard Storage Centers, Inc. is a real estate investment trust headquartered in Seattle, Washington. The Company specializes in all aspects of the self-storage industry and operates a network of over 600 operating storage centers located throughout the United States and in Europe.

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Statements in this release concerning the beliefs, expectations, intentions, future events, future performance, business prospects and business strategy, including statements regarding the expected earnings of the Company’s and projected revenues and expenses for the year 2004 and beyond, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act and are based on several assumptions. If any of these assumptions are not satisfied or prove to be incorrect, actual results could differ materially from those indicated in the forward-looking statements. The risks and uncertainties that may cause these forward-looking statements to prove to be incorrect include the risks that the Eurobond transaction will not close and the related loan to Shurgard Europe will not be funded. For a discussion of additional risks and other factors that could affect these forward-looking statements and Shurgard’s financial performance, see Shurgard’s Annual Report on Form 10-K for the year ended December 31, 2003, filed with the SEC on May 17, 2004. Form 10-Q for the quarter ending March 31, 2004 filed with the SEC on July 12, 2004 and Form 10-Q for the quarter ending June 30, 2004 filed with the SEC on August 13, 2004.

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The Eurobonds are being offered outside the United States to non-U.S. persons pursuant to an exemption from registration under Regulation S under the Securities Act of 1933 (the “Securities Act”). The Eurobonds have not been, and will not be, registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to registration under the Securities Act or an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

In the United Kingdom, this announcement is directed exclusively at persons who have professional experience in matters relating to investments who fall within Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001. In the United Kingdom, the Eurobonds will only be issued to such persons.